UNITREND INC. HEREBY WITHDRAWS ITS FORM S-1/A REGISTRATION STATEMENT, REGISTRATION NO. 33-23077, FILED ON APRIL 24, 1997. THE REGISTRATION STATEMENT IS BEING WITHDRAWN BECAUSE A REGULATION A OFFERING STATEMENT FOR UNITREND INC. IS BEING FILED WITH THE APPROPRIATE OFFICE CONCURRENTLY WITH THIS WITHDRAWAL.